Exhibit 10.1

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

THIRD AMENDMENT

TO

COMPANION DIAGNOSTICS AGREEMENT

This Third Amendment (“Third Amendment”) shall be effective as of this 7th day of March, 2018 (“Amendment Effective Date”), by and between Epizyme, Inc., having a place of business at 400 Technology Square, 4th Floor, Cambridge, Massachusetts 02139, U.S.A. (“Epizyme”) and Eisai Co., Ltd., having a place of business at Koishikawa 4-6-10, Bunkyo-ku, Tokyo 112-8088, Japan (individually “Eisai” and collectively with Epizyme, “Pharmaceutical Partners”), on the one side, and Roche Molecular System, Inc., having a place of business at 4300 Hacienda Drive, Pleasanton, California 94588, U.S.A (“RMS”), on the other side, as an amendment to the Companion Diagnostics Agreement dated 18th December 2012, as first amended on 31 May 2013 and second amended on 16 November 2015 (the “Second Amendment”) (collectively, the “Agreement”). Capitalized terms used in this Third Amendment and not defined in this Third Amendment shall have the meanings ascribed to them in the Agreement.

WHEREAS, Pharmaceutical Partners and RMS have agreed to the Project Plan as Attachment 1 to the Second Amendment of the Agreement (the “Current Project Plan”);

WHEREAS, the studies for [**] described in the Current Project Plan are necessary for registration of the RMS Product in Japan; and

WHEREAS, the Parties agree that Eisai shall conduct the study needed for obtaining regulatory approval for both the RMS Product and the Pharmaceutical Partners Product in Japan and the milestone payment for [**] shall be modified according to [**].

NOW, THEREFORE, in consideration of the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which each Party acknowledges, the Parties hereby agree as follows:

1.	Amendment of Project Plan

“[**]” specified in the current Project Plan attached as Attachment 1 to the Second

Amendment is hereby amended and restated in its entirely as follows:

[**]

Milestones payments:

The milestone payment for [**], which is specified in the Payment Plan attached as Exhibit B to the Agreement and will be paid to RMS by Pharmaceutical Partners, is hereby amended and restated in its entirety and will be paid in accordance with the following amended and restated Payment Plan:

Notwithstanding Section 1 and 6 of the Letter Agreement dated as of March 12, 2015 by and between Epizyme and Eisai, Eisai shall be responsible for the following payment in the amount of [**] United States Dollars ($[**]).  RMS shall issue invoices in accordance with the following Schedule:

MS#	Amount	Invoice Schedule	Payment Schedule	RMS send Invoice to:
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	$850,000 (US$)	[**]		[**]

For the purpose of clarification, this payable amount shall be fixed and Pharmaceutical Partners shall not be required to pay additional amount to RMS even though the [**].  Should Pharmaceutical Partners request [**], then the Parties may agree to modify the payable amount above, in which case any agreed increase will be invoiced to [**] as agreed by the Parties.

2.

The [**] provided by RMS shall only be used in research relating to [**] (the “Study”). Eisai shall not distribute or release the [**] to any person other than the Third Party Agents (as defined in Section 8.8 of the Agreement) specifically named below, and shall ensure that no other parties are allowed to take or send the [**] to any location outside the address of the Third Party Agents named below, unless written permission is obtained from RMS. Eisai shall ensure that the Third Party Agents named below will comply with the terms and conditions of the Agreement.

[**]

3.	This Amendment is effective and shall become part of the Agreement as of the Amendment Effective Date.

4.	Except as provided herein, all other terms and conditions of the Agreement remain unchanged and in full force and effect.

5.

This Amendment may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. After facsimile or electronic transmission, the Parties agree to execute and exchange documents with original signature.

[Signature Page Follows]

The Parties have executed this Amendment, by their duly authorized representatives.

ROCHE MOLECULAR SYSTEMS, INC.	EPIZYME, INC.
By: /s/ Joakim Jagorstrand	By: /s/ Susan E. Graf
Name: Joakim Joagorstrand	Name: Susan E. Graf
Title: Lifecycle Leader	Title: Chief Business Officer
Date: March 9, 2018	Date: March 8, 2018

EISAI CO., LTD.
By: /s/ Yasunobu Kai
Name: Yasunobu Kai
Title: Chief Planning Officer Oncology Business Group
Date: 8 March, 2018

March 7, 2018

EPIZYME, INC.
400 Technology Square, 4th Floor,
Cambridge, Massachusetts 02139
U.S.A
Attention: President and CEO

Re:Responsibility of the milestone payment specified in the Companion Diagnostics Agreement with Roche Molecular Systems. Inc. (“RMS”)

Dear Sir:

Reference is hereby made to (a) the Amended and Restated Collaboration and License Agreement dated as of March 12, 2015, by and between Eisai Co., (“Eisai”) and Epizyme, Inc. (“Epizyme”), (b) the Companion Diagnostics Agreement dated December 18, 2012, as amended by the First Amendment thereto dated May 31, 2013, the Second Amendment thereto dated November 16, 2015 and the Third Amendment thereto (the “Third Amendment”) dated March 7, 2018 (collectively, “RMS Agreement”), by and between Epizyme and Eisai, on the one side, and RMS on the other side and (c) the side letter agreement dated as of March 12, 2015 (the “Side Letter”) by and between Epizyme and Eisai regarding the RMS Agreement (collectively, the “Original Agreements”).  Capitalized terms used in this letter agreement and not defined in this letter agreement shall have the same meanings ascribed to them in the Original Agreements.

Further to our discussions, we are writing this letter to confirm and clarify our mutual understandings and agreement with regard to our respective responsibilities for the milestone payments specified in the Payment Plan attached as Exhibit B of the RMS Agreement.

1.

Pursuant to the Payment Plan attached to the RMS Agreement and Section 1 of the Side Letter, Epizyme shall be responsible to pay RMS the entire amounts of milestone payments specified in the Payment Plan attached as Exhibit B of the RMS Agreement, including the milestone payment for [**].

2.

Notwithstanding the foregoing, the Parties agree and acknowledge that Eisai shall bear the cost of the two payments of US$[**] each (totaling US$[**]) set forth under the heading “Milestone payments” in paragraph 1 of the Third Amendment (and shall pay such amounts to RMS directly as set forth in the Third Amendment) and Epizyme shall, subject to the immediately following sentence, pay to RMS the third payment, in the amount of US$850,000, as set forth under the heading “Milestone payments” in paragraph 1 of the Third Amendment.  After the payment of such third payment by Epizyme to RMS, Epizyme will issue an invoice to Eisai for such cost and Eisai shall reimburse such cost to Epizyme within [**] after receipt of such invoice from Epizyme.

3.	Except expressly amended hereby, all terms of the Original Agreements shall remain in full force and effect.

We should be grateful if you sign the enclosed copy of this letter to indicate your understanding and acceptance of its contents, and return the signed copy to us.

Very truly yours,

By: /s/Yasunobu Kai

Name: Yasunobu Kai
Title:Chief Planning Officer, Oncology Business Group

AGREED AND ACCEPTED:

EPIZYME, INC.

By: /s/Susan E. Graf

Name: Susan E. Graf
Title:Chief Business Officer

Date Signed: 3/9/18